Exhibit 99.1

News Release – April 29, 2021

CubeSmart Reports First Quarter 2021 Results

MALVERN, PA -- (Globe Newswire) – April 29, 2021 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2021.

“Performance remains strong across the country as we continue to meet the needs of our customers in this rapidly changing environment,” commented President and Chief Executive Officer Christopher P. Marr. “As we enter the busy rental season, record-high occupancy and an improving macroeconomic backdrop will continue to provide a positive operating environment. We remain disciplined in evaluating external growth opportunities with our continued focus on generating attractive risk-adjusted returns for our shareholders.”

Key Highlights for the First Quarter

●	Reported earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.21.
●	Reported funds from operations (“FFO”) per share, as adjusted, of $0.47.
●	Increased same-store (511 stores) net operating income (“NOI”) 8.9% year over year, driven by 6.7% revenue growth and a 2.0% increase in property operating expenses.
●	Same-store occupancy during the quarter averaged 93.8% and ended the quarter at 94.4%.
●	Opened for operation a development project for a total cost of $26.4 million.
●	Established a 20% ownership position in a newly formed joint venture that acquired its initial store during the quarter for a purchase price of $14.0 million.
●	Added 31 stores to our third-party management platform during the quarter.

Financial Results

Net income attributable to the Company’s common shareholders was $41.7 million for the first quarter of 2021, compared with $37.9 million for the first quarter of 2020. EPS attributable to the Company’s common shareholders was $0.21 for the first quarter of 2021, compared with $0.20 for the same period last year.

FFO, as adjusted, was $98.4 million for the first quarter of 2021, compared with $80.0 million for the first quarter of 2020. FFO per share, as adjusted, increased 14.6% to $0.47 for the first quarter of 2021, compared with $0.41 for the same period last year.

Investment Activity

Acquisition Activity

The Company did not acquire any wholly-owned stores during the first quarter of 2021. Subsequent to March 31, 2021, the Company contributed $3.4 million to acquire a 50% interest in a store located in Minnesota.

Development Activity

The Company has agreements with developers for the construction of Class A self-storage properties in high-barrier-to-entry locations. During the three months ended March 31, 2021, the Company opened for operation a

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development project in Virginia for a total investment of $26.4 million. This project is the second of a two-phase development by a consolidated joint venture in which the Company owns a 90% interest. As the two phases of the development are located adjacent to one another, they have been combined in our store count, as well as for operational and reporting purposes.

As of March 31, 2021, the Company had five joint venture development properties under construction. The Company anticipates investing a total of $120.5 million related to these projects and had invested $62.6 million of that total as of March 31, 2021. These stores are located in New York (2), Massachusetts (1), Pennsylvania (1) and Virginia (1). Subsequent to quarter end, the Company opened for operation one of the properties in New York and the property in Pennsylvania. The remaining three properties are expected to open at various times between the second quarter of 2021 and the second quarter of 2022.

Unconsolidated Real Estate Venture Activity

On March 17, 2021, the Company invested a 20% ownership position in HVP V, a newly formed unconsolidated real estate venture. In conjunction with its formation, HVP V acquired one store located in Florida for a purchase price of $14.0 million, of which the Company contributed $2.8 million.

During the first quarter of 2021 and through the date of this press release, the Company’s joint venture, HVP IV, acquired two properties located in Connecticut and Maryland for $35.5 million. Additionally, HVP IV has five properties under contract located in Illinois for $73.5 million that are expected to close during the second quarter of 2021.

Third-Party Management

As of March 31, 2021, the Company’s third-party management program included 701 stores totaling 46.8 million square feet. During the three months ended March 31, 2021, the Company added 31 stores to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio at March 31, 2021 included 511 stores containing approximately 35.7 million rentable square feet, or approximately 92.3% of the aggregate rentable square feet of the Company’s 543 owned stores. These same-store properties represented approximately 90.7% of property NOI for the three months ended March 31, 2021.

Same-store physical occupancy as of March 31, 2021 and 2020 was 94.4% and 91.3%, respectively. Same-store revenues for the first quarter of 2021 increased 6.7% and same-store operating expenses increased 2.0% from the same quarter in 2020. Same-store NOI increased 8.9% from the first quarter of 2020 to the first quarter of 2021.

Operating Results

As of March 31, 2021, the Company’s total owned portfolio included 543 stores containing 38.7 million rentable square feet and had physical occupancy of 93.0%.

Revenues increased $24.8 million and property operating expenses increased $5.5 million in the first quarter of 2021, as compared to the same period in 2020. Increases in revenues were primarily attributable to revenues

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generated from property acquisitions and recently opened development properties as well as increased revenues from same-store properties. Increases in property operating expenses were primarily attributable to a $3.1 million increase from the stores acquired or opened in 2020 and 2021 included in our non-same store portfolio.

Interest expense increased from $18.7 million during the three months ended March 31, 2020 to $19.2 million during the three months ended March 31, 2021, an increase of $0.5 million. The increase is attributable to a higher amount of outstanding debt during the 2021 period partially offset by lower interest rates during the 2021 period. To fund a portion of the Company’s growth, the average outstanding debt balance increased $382.2 million to $2,326.4 million during the three months ended March 31, 2021 as compared to $1,944.2 million during the three months ended March 31, 2020. The weighted average effective interest rate on our outstanding debt for the three months ended March 31, 2021 and 2020 was 3.39% and 3.96%, respectively.

Financing Activity

During the three months ended March 31, 2021, the Company sold 2.8 million common shares of beneficial interest through its at-the-market (“ATM”) equity program at an average sales price of $35.52 per share, resulting in net proceeds of $99.7 million, after deducting offering costs. As of March 31, 2021, the Company had 8.1 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On February 23, 2021, the Company declared a dividend of $0.34 per common share. The dividend was paid on April 15, 2021 to common shareholders of record on April 1, 2021.

2021 Financial Outlook

“The strong performance trends to start the year have improved our outlook for 2021 which is reflected in increased guidance ranges for same-store and FFO per share estimates,” commented Chief Financial Officer Tim Martin. “During the quarter, we were able to continue executing on our long-term balance sheet strategy, raising $99.7 million of attractively priced capital through our at-the-market equity program.”

The Company estimates that its fully diluted earnings per share for the year will be between $0.75 and $0.81 (previously $0.71 to $0.77), and that its fully diluted FFO per share, as adjusted, for 2021 will be between $1.80 and $1.86 (previously $1.77 to $1.83).  Changes to the underlying assumptions for 2021 guidance are detailed in the table below. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2021, the same-store pool consists of 511 properties totaling 35.7 million square feet.

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	Current Ranges for
2021 Full Year Guidance Range Summary	Annual Assumptions			Prior Guidance(1)
Same-store revenue growth	4.75%	to	5.75%	3.75%	to	5.00%
Same-store expense growth	4.00%	to	5.00%	4.00%	to	5.50%
Same-store NOI growth	5.25%	to	6.25%	3.75%	to	5.00%

Acquisition of wholly-owned operating properties	$100.0M	to	$200.0M	$100.0M	to	$200.0M
Acquisition of properties at C/O	$0.0M		$0.0M	$0.0M		$0.0M
New development openings	$88.9M	to	$88.9M	$88.9M	to	$88.9M
Dispositions	$0.0M	to	$50.0M	$0.0M	to	$50.0M
Dilution from properties in lease-up	$(0.05)	to	$(0.06)	$(0.05)	to	$(0.06)

Property management fee income	$27.5M	to	$29.5M	$27.5M	to	$29.5M
General and administrative expenses	$45.0M	to	$46.0M	$45.0M	to	$46.0M
Interest and loan amortization expense	$80.0M	to	$82.0M	$80.0M	to	$82.0M
Full year weighted average shares and units	208.7M		208.7M	206.0M		206.0M

Earnings per diluted share allocated to common shareholders	$0.75	to	$0.81	$0.71	to	$0.77
Plus: real estate depreciation and amortization	$1.05		$1.05	$1.06		$1.06
FFO per diluted share, as adjusted	$1.80	to	$1.86	$1.77	to	$1.83

(1)	Prior guidance as included in our fourth quarter earnings release dated February 25, 2021.

2nd Quarter 2021 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.19	to	$0.21
Plus: real estate depreciation and amortization	0.26		0.26
FFO per diluted share, as adjusted	$0.45	to	$0.47

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, April 30, 2021 to discuss financial results for the three months ended March 31, 2021.

A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.cubesmart.com. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10154307/e6379efbdd.

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-877-506-3281 for domestic callers, +1-412-902-6677 for international callers, and 1-855-669-9657 for callers in Canada. After the live webcast, the call will remain available on CubeSmart's website for 15 days. In addition, a telephonic replay of the call will be available through May 14, 2021. The replay numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers and 1-855-669-9658 for callers in Canada. For callers accessing a telephonic replay, the conference number is 10152110.

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Supplemental operating and financial data as of March 31, 2021 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the 2021 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): gains from sale of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

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Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in the national and local economic, business, real estate and other market conditions;

●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;

●	the failure to execute our business plan;

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●	adverse impacts from the COVID-19 pandemic, other pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;

●	reduced availability and increased costs of external sources of capital;

●	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future indebtedness;

●	increases in interest rates and operating costs;

●	counterparty non-performance related to the use of derivative financial instruments;

●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

●	increases in taxes, fees and assessments from state and local jurisdictions;

●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

●	reductions in asset valuations and related impairment charges;

●	cyber security breaches, cyber attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

●	changes in real estate, zoning, use and occupancy laws or regulations;

●	risks related to or a consequence of natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that affect the markets in which we operate;

●	potential environmental and other liabilities;

●	governmental, administrative and executive orders and laws, which could adversely impact our business operations, customer and employee relationships;

●	uninsured or uninsurable losses and the ability to obtain insurance coverage against risks and losses;

●	our ability to attract and retain talent in the current labor market;

●	other factors affecting the real estate industry generally or the self-storage industry in particular; and

●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

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Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2021	2020
	(unaudited)

ASSETS
Storage properties	$5,492,183	$5,489,754
Less: Accumulated depreciation	(997,712)	(983,940)
Storage properties, net (including VIE assets of $136,141 and $119,345, respectively)	4,494,471	4,505,814
Cash and cash equivalents	3,650	3,592
Restricted cash	2,342	2,637
Loan procurement costs, net of amortization	3,029	3,275
Investment in real estate ventures, at equity	93,797	92,071
Other assets, net	157,189	170,753
Total assets	$4,754,478	$4,778,142

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,030,999	$2,030,372
Revolving credit facility	52,800	117,800
Mortgage loans and notes payable, net	171,189	216,504
Lease liabilities - finance leases	65,710	65,599
Accounts payable, accrued expenses and other liabilities	166,025	159,140
Distributions payable	70,854	68,301
Deferred revenue	30,974	29,087
Security deposits	1,079	1,077
Total liabilities	2,589,630	2,687,880

Noncontrolling interests in the Operating Partnership	278,649	249,414

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 200,421,556 and 197,405,989 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2,004	1,974
Additional paid-in capital	2,909,730	2,805,673
Accumulated other comprehensive loss	(613)	(632)
Accumulated deficit	(1,033,519)	(974,799)
Total CubeSmart shareholders’ equity	1,877,602	1,832,216
Noncontrolling interests in subsidiaries	8,597	8,632
Total equity	1,886,199	1,840,848
Total liabilities and equity	$4,754,478	$4,778,142

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020

REVENUES
Rental income	$162,476	$140,985
Other property related income	19,304	16,902
Property management fee income	7,061	6,194
Total revenues	188,841	164,081
OPERATING EXPENSES
Property operating expenses	61,228	55,740
Depreciation and amortization	53,810	40,838
General and administrative	10,916	10,365
Total operating expenses	125,954	106,943
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(19,234)	(18,681)
Loan procurement amortization expense	(1,035)	(754)
Equity in earnings (losses) of real estate ventures	20	(5)
Other	677	619
Total other expense	(19,572)	(18,821)
NET INCOME	43,315	38,317
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(1,549)	(383)
Noncontrolling interest in subsidiaries	(34)	(38)
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$41,732	$37,896

Basic earnings per share attributable to common shareholders	$0.21	$0.20
Diluted earnings per share attributable to common shareholders	$0.21	$0.20

Weighted average basic shares outstanding	199,160	193,582
Weighted average diluted shares outstanding	200,233	194,264

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Same-Store Facility Results (511 stores)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three Months Ended
	March 31,		Percent
	2021	2020	Change

REVENUES
Rental income	$147,322	$137,414	7.2%
Other property related income (1)	5,985	6,286	(4.8)%
Total revenues	153,307	143,700	6.7%

OPERATING EXPENSES
Property taxes (2)	18,826	18,159	3.7%
Personnel expense	11,818	12,659	(6.6)%
Advertising	2,386	2,314	3.1%
Repair and maintenance	1,610	1,590	1.3%
Utilities	4,694	4,674	0.4%
Property insurance	1,453	1,104	31.6%
Other expenses	6,992	6,324	10.6%

Total operating expenses	47,779	46,824	2.0%

Net operating income (3)	$105,528	$96,876	8.9%

Gross margin	68.8%	67.4%

Period end occupancy	94.4%	91.3%

Period average occupancy	93.8%	91.0%

Total rentable square feet	35,682

Realized annual rent per occupied square foot (4)	$17.60	$16.94	3.9%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (3)	$105,528	$96,876
Non same-store net operating income (3)	10,848	2,025
Indirect property overhead (1) (5)	11,237	9,440
Depreciation and amortization	(53,810)	(40,838)
General and administrative expense	(10,916)	(10,365)
Interest expense on loans	(19,234)	(18,681)
Loan procurement amortization expense	(1,035)	(754)
Equity in earnings (losses) of real estate ventures	20	(5)
Other	677	619

Net income	$43,315	$38,317

(1)	Protection plan revenue, which historically has been included in our same-store and non same-store portfolio results, is now recorded in indirect property overhead. Prior periods have been adjusted for comparability.
(2)	For comparability purposes, current year amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($60k for the three months ended March 31, 2021).
(3)	Net operating income (“NOI”) is a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Includes property management income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Net income attributable to the Company's common shareholders	$41,732	$37,896

Add:
Real estate depreciation and amortization:
Real property	52,852	40,008
Company's share of unconsolidated real estate ventures	1,873	1,709
Noncontrolling interests in the Operating Partnership	1,549	383

FFO attributable to common shareholders and OP unitholders	$98,006	$79,996

Add:
Loss on early repayment of debt (1)	423	—

FFO, as adjusted, attributable to common shareholders and OP unitholders	$98,429	$79,996

Earnings per share attributable to common shareholders - basic	$0.21	$0.20
Earnings per share attributable to common shareholders - diluted	$0.21	$0.20
FFO per share and unit - fully diluted	$0.47	$0.41
FFO, as adjusted per share and unit - fully diluted	$0.47	$0.41

Weighted average basic shares outstanding	199,160	193,582
Weighted average diluted shares outstanding	200,233	194,264
Weighted average diluted shares and units outstanding	207,617	196,236

Dividend per common share and unit	$0.34	$0.33
Payout ratio of FFO, as adjusted	72.3%	80.5%

(1)	For the three months ended March 31, 2021, loss on early repayment of debt relates to $0.4 million of costs that are included in the Company's share of equity in earnings (losses) of real estate ventures.

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